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                                                                   EXHIBIT 10.42


                              EMPLOYMENT AGREEMENT
                                     BETWEEN
                             BIORELIANCE CORPORATION
                                       AND
                             JOHN E. McENTIRE, Ph.D.



         THIS AGREEMENT, effective the 2nd day of December, 1999, by and between BioReliance Corporation, a Delaware corporation, with principal offices located at 14920 Broschart Road, Rockville, MD 20850, and all of its subsidiary companies and its successors or assigns (the "Corporation") and John E. McEntire, Ph.D. (the "Executive").

                             Preliminary Statements


         WHEREAS, the Executive is currently employed by the Corporation;

         WHEREAS, the parties desire to provide for the continued employment of the Executive by the Corporation on the terms and conditions set forth in this Agreement; and

                        Terms and Conditions of Agreement


         NOW THEREFORE, in consideration of the mutual promises and agreements set forth in this Agreement, the adequacy of which are acknowledged, and with the intent to be bound hereby, the Corporation and the Executive agree as follows:

A.        POSITION

         The Executive will be employed as Vice President, U.S. Testing and Development of the Corporation commencing with this Agreement. The Executive shall continue as Vice President, U.S. Testing and Development, or such other senior management position as may be determined by the Corporation from time to time, through the remainder of the Term.

B.  DUTIES

         As Vice President, U.S. Testing and Development, the Executive shall perform such duties as may be assigned to him from time to time by the President and Chief Executive Officer of the Corporation (the "CEO"), including, but not limited to: developing and documenting novel or typical testing or development programs, procedures, methodologies and the like; engaging clients for the Corporation's testing and development services; designing major projects; writing project plans; closing key proposals; directing projects of significant scale and scope; directing complex technical activities; solving challenging technical, regulatory

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                                                                   EXHIBIT 10.42

and service problems; building client relationships; and anticipating follow-on client engagements.

C.       TERM

          The terms and conditions of this Employment Agreement will cover a period beginning as of the date hereof and ending on January 1, 2000 (the "Term"), unless otherwise terminated as provided in Section E below. During the Term of this Agreement, the parties acknowledge that the Executive's employment is not "at will" employment, and the Corporation's obligation to pay the Executive the compensation described in Section E of this Agreement shall exist regardless of any decision by the Corporation to terminate the Executive's employment for any reason (other than a termination for cause) prior to the expiration of the Term. At the end of the Term of this Agreement, the Executive's employment status shall terminate. The terms and conditions contained in Section E of this Agreement will expire at the end of the Term.

D.       EXTENSION OF TERM

         The Term of this Agreement may be extended in three (3) month increments upon mutual, written agreement of both parties.

E.        COMPENSATION AND BENEFITS

                  (i)     Base Salary

                  The Executive's annual base salary will be One Hundred and Eighty-Five Thousand Dollars ($185,000), payable on the Corporation's regular bi-weekly payroll basis. The Executive shall receive only that portion of the base that will become due during the Term, and not the total annual base salary.

                  (ii)      Bonus

                  If the Executive remains in the employ of the Corporation through January 1, 2000, the Executive shall be paid a bonus of Ten Thousand Dollars ($10,000), less applicable withholdings and deductions (if any), without appraisal, on January 31, 2000. The Corporation will be obligated to pay the Executive this bonus as long as the Executive
         (a) does not resign from the Corporation before January 1, 2000 and (b) is not terminated for Cause (as hereinafter defined) on or before January 1, 2000.

                  (iii)     Incentive Stock Options

                  As an inducement to remain in the employ of the Corporation and as an incentive to build the Corporation's value, if the Executive remains in the employ of the Corporation through January 1, 2000, the Corporation will fully vest any Incentive Stock Options previously granted as of January 1, 2000, and the

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                                                                   EXHIBIT 10.42

         Executive will retain all rights and obligations pertaining thereto in accordance with the terms of the applicable plan. The Corporation will be obligated to fully vest any Incentive Stock Options previously granted as long as the Executive (a) does not resign from the Corporation before January 1, 2000 and (b) is not terminated for Cause (as hereinafter defined) on or before January 1, 2000.

                  (iv)      Other Provisions

                  The Corporation will provide such medical and other insurance coverage to the Executive as the Corporation makes available to all employees generally from time to time. Eligibility to extend group health coverage beyond the Term for the Executive or any dependants may be exercised by signing the applicable COBRA agreement.

                  The Executive will receive the Corporation's standard vacation, sick time and personal holiday benefits during the Term. The Executive will continue to accrue Paid Personal Leave (PPL) through the Term of this Agreement, and any unused PPL will be due to the Executive upon termination of employment.

                  The Corporation will provide the Executive with appropriate office space as it deems necessary, and will provide telephone, computer and email access as required to perform his duties during the Term of this Agreement.

F.       TERMINATION COMPENSATION AND BENEFITS

         In the event that during the Term of this Agreement, the Executive's employment with the Corporation is involuntarily terminated by the Corporation other than for Cause or because of the Executive's death or substantial inability to work, the Corporation will pay the Executive a lump sum payment equal to all amounts that would have otherwise become due hereunder, including without limitation the Bonus described in Section E (ii) and the Corporation will vest the incentive stock options in accordance with Section E (iii) hereof.

         For a period of six (6) months after such termination, the Corporation will also continue to make available the same health and dental (but no other) benefits made available to Corporation employees generally at a cost equal to the cost the Executive would have paid if he had continued to be an employee of the Corporation. In the event the Executive becomes employed at any time during the six (6) month continuance period, all remaining health and dental benefits shall terminate as of date of hire by the Executive's new employer.

         If the Executive terminates his employment prior to the end of the Term, the Corporation shall have no further obligations under Sections E or F hereof after the effective date of termination.

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                                                                   EXHIBIT 10.42

         As used in this Agreement, "Cause" shall mean that the Executive (a) committed a material act or material acts of personal dishonesty intended to result in the Executive's personal enrichment at the expense of the Corporation, and which constitute(s) fraud, grand larceny or any felonious act, (b) failed or refused to perform the Executive's material duties and obligations as an employee of the Corporation (other than due to disability or reasons beyond the Executive's reasonable control) if such failure or approval is not remedied within a reasonable period of time following the Executive's receipt of notice thereof.

G.    RELEASE

      The Executive acknowledges that absent this Agreement, he has no right or entitlement to any separation payment and benefits, or to a separation allowance in any particular amount. In consideration of the payment to him of the monies and other benefits set forth herein, the Executive, on behalf of himself and his heirs, executors, administrators and assigns, hereby releases and discharges BioReliance, its agents, employees, successors, assigns, affiliates, subsidiaries, officers, and directors, and each of them, from any and all real or pretended claims, demands, rights, liabilities, damages, injuries or causes of action whatsoever, known or unknown, including but not limited to, claims and demands relating to salary, compensation, pension or retirement plans (except as to rights which already may have vested, which rights are specifically reserved hereunder), bonuses, incentive compensation, commissions or any other form of compensation or perquisite, personal injury, bodily injury, defamation, unlawful interference with contract rights or business advantage, and any claims under the Age Discrimination in Employment Act of 1967, or under any other federal, state, or local law prohibiting employment discrimination (including, but not limited to, the Executive's right to make a claim in his own right or through a suit brought by a third party on his behalf), and any or all claims which he ever had or now has directly or indirectly, arising out of his employment relationship with BioReliance or the ending of that employment relationship with BioReliance, and all said rights, actions, claims, demands, judgments, and executions are hereby satisfied in full, terminated and forever discharged.

         By granting this Release, the Executive acknowledges that this Agreement in no way constitutes an admission by BioReliance of any violation of law, breach of contract or any wrongdoing whatsoever towards him.

         Upon termination of the Executive's employment, and as a condition to the initiation of a Professional Services Agreement, if any, the Executive will be requested to sign a release covering the period from the date hereof until January 1, 2000.

H.      CONFIDENTIALITY AND NONCOMPETITION

         By signing below, the Executive acknowledges his ongoing and continuing obligation to abide by the Confidentiality, Trade Secrets and Noncompetition Agreement that he executed on June 23, 1998 ("Trade Secrets Agreement"), and to keep secret or confidential, and not to utilize in any matter or disclose to third parties, any proprietary

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                                                                   EXHIBIT 10.42

and confidential information of the Corporation, which may have been made available to him or came into his possession during the period of his employment with the Corporation, nor will the Executive compete with the Corporation nor solicit its (i) current or prospective employees for employment elsewhere or
(ii) current or prospective customers. The Corporation and the Executive acknowledge that the noncompetion provisions of Section 4 (i) of the Trade Secrets Agreement are not intended to prevent the Executive from seeking or accepting employment from a customer or client of BioReliance provided that the customer or client does not provide competing services to third parties. The provisions of Section 4 (ii) and 4 (iii) of the Trade Secrets Agreement shall apply in all events.

         The Executive also agrees that, during and after the Term, he shall not make any defamatory or disparaging comments about the Corporation, its agents, employees, successors, assigns, corporate parent, subsidiaries, affiliates, officers, or directors to third parties, or to former, present, or prospective customers, clients, vendors, business associates or anyone else in the industry, and shall not unlawfully interfere with the business advantage or contracts of the Corporation, its successors, assigns, corporate parent, subsidiaries, and affiliates. During and after the Term, the Corporation agrees that the CEO and the Vice Presidents of the Corporation shall not make any defamatory or disparaging comments about the Executive.

I.       ACKNOWLEDGEMENT

         By signing below, the Executive acknowledges that he has read the foregoing Release; that he has had a right to consult an attorney, and has been encouraged by BioReliance to review this Agreement with an attorney; that he has been given a period of not less than twenty-one (21) days in which to consider this Agreement; that he understands it; and that he accepts and agrees to all of the provisions contained herein. The Executive understands that this Agreement sets forth the entire understanding of the parties, and he acknowledges that he has not relied upon any other representations or promises in entering into this Agreement.

J.       REVOCATION

         This Agreement may be revoked by the Executive at any time during the seven (7) days immediately following his execution of the Agreement, after which time the Agreement shall be irrevocable and enforceable in any court of competent jurisdiction. In the event that the Executive exercises his right to revoke during the seven-day period, any sums previously paid pursuant to the terms of this Agreement shall be returned to BioReliance.

K.       PROFESSIONAL SERVICES

         During the twelve (12) month period following the expiration of the Term hereof, the Executive may provide such professional services to the Corporation as agreed and set forth in a Professional Services Agreement. These services will be for the purposes

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                                                                   EXHIBIT 10.42

set forth in the Professional Services Agreement as well as for the purpose of accomplishing a smooth transition of obligations from the Executive to the Corporation's Vice President, Biosafety Testing Services, and for facilitating the Corporation's development of its analytical services business.

L.       SURVIVAL

         Except for the terms and conditions set forth above in Section E, the terms and conditions of this Agreement, including without limitation the terms and conditions set forth above in Section H regarding Confidentiality, Trade Secrets and Noncompetition, will remain in effect after the end of the Term.

M.       ASSIGNABILITY

         Except by will or by the laws of descent and distribution, neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive or by the Executive's beneficiaries or legal representatives. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.

N.       GOVERNING LAW

         This agreement shall be construed and governed by the laws of the State of Maryland without regard to its choice of law provisions.

O.       SEVERABILITY

         The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

P.       ENTIRE AGREEMENT

         This Agreement constitutes the entire Agreement between the Corporation and the Executive and supersedes all prior agreements, offers, terms or conditions regarding the Executive's employment, except for the Confidentiality, Trade Secrets and Noncompetition Agreement, which will survive.

Q.       WAIVER

         The Executive acknowledges, absent this Agreement, the Executive has no right or entitlement to any severance payment and benefit, or to a separate allowance in any particular amount. For the consideration set forth in Section E
(ii) and (iii) and Section F hereof, the adequacy of which is hereby acknowledged, except for breach of this Agreement by the Corporation, the Executive hereby remises, releases and forever discharges and quitclaims onto the Corporation and its officers, directors, shareholders, employees, agents and representatives of and from any and all debts, actions, causes of

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                                                                   EXHIBIT 10.42

action, suits, accounts, covenants, contracts, agreements, damages, and any and all claims, demands and liabilities whatsoever of every name and nature, both in Law and in Equity (collectively referred to therein as "Claims"), which the Executive now has or ever had from the beginning of time.

R.       NO CONFLICTS OF INTEREST

         By signing this Agreement, the Executive represents that he is not subject to any restrictions, particularly, but without limitation, in connection with any previous employment, which prevents the Executive from entering into and performing his obligations under this Agreement or which materially and adversely affect (or may in the future, so far as the Executive can reasonably foresee, materially and adversely affect), the Executive's right to participate in the affairs of the Corporation.

S.       ARBITRATION

         Any claim or controversy relating to or arising out of this Agreement shall be resolved exclusively by arbitration in accordance with the commercial rules then obtaining of the American Arbitration Association. The arbitration shall take place in Montgomery County, Maryland.

T.       PROOF OF CITIZENSHIP AND ABILITY TO WORK

         This Agreement is contingent on the Executive providing the Corporation, if not previously provided, with proof of U.S. citizenship or alien work permission, as required by federal law.



BioReliance Corporation


By: s/Capers W. McDonald                   By: s/John E. McEntire
    ------------------------------             ---------------------------------
Name:  Capers W. McDonald                  Name: John E. McEntire
Title: President and CEO
Date:  December 2, 1999                    Date: December 14, 1999


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